Exhibit 21

                        INTERCOUNTY BANCSHARES, INC.

                       SUBSIDIARIES OF THE REGISTRANT

                            At December 31, 2001



                                            STATE OF         PERCENTAGE
NAME OF CORPORATION                       INCORPORATION     OF OWNERSHIP
-------------------                       -------------     ------------

The National Bank & Trust Company             Ohio               100%

NB&T Insurance Agency Group, Inc.             Ohio               100%

NB&T Insurance Agency, Inc.                   Ohio               100%





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